Citigroup Global Markets Holdings Inc.	January 8, 2024 Medium-Term Senior Notes, Series N Pricing Supplement No. 2024-USNCH20120 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-270327 and 333-270327-01
Callable Contingent Coupon Equity Linked Securities Linked to the Worst Performing of the SPDR® S&P® Biotech ETF, the Technology Select Sector SPDR® Fund and the VanEck Vectors® Gold Miners ETF Due January 13, 2027
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The securities offered by this pricing supplement are unsecured debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. The securities offer the potential for periodic contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. In exchange for this higher potential yield, you must be willing to accept the risks that (i) your actual yield may be lower than the yield on our conventional debt securities of the same maturity because you may not receive one or more, or any, contingent coupon payments, and (ii) the value of what you receive at maturity may be significantly less than the stated principal amount of your securities, and may be zero. Each of these risks will depend solely on the performance of the worst performing of the underlyings specified below.

■	We have the right to call the securities for mandatory redemption on any potential redemption date specified below.
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You will be subject to risks associated with each of the underlyings and will be negatively affected by adverse movements in any one of the underlyings. Although you will have downside exposure to the worst performing underlying, you will not receive dividends with respect to any underlying or participate in any appreciation of any underlying.

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Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any payments due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.
Underlyings:
Underlying
Initial underlying value*
Coupon barrier value**
Final barrier value***
SPDR® S&P® Biotech ETF
$93.42
$65.394
$46.710
Technology Select Sector SPDR® Fund
$188.74
$132.118
$94.370
VanEck Vectors® Gold Miners ETF
$29.70
$20.790
$14.850
*For each underlying, its closing value on the pricing date
**For each underlying, 70.00% of its initial underlying value
***For each underlying, 50.00% of its initial underlying value

Stated principal amount:	$1,000 per security
Pricing date:	January 8, 2024
Issue date:	January 11, 2024
Valuation dates:
February 8, 2024, March 8, 2024, April 8, 2024, May 8, 2024, June 10, 2024, July 8, 2024, August 8, 2024, September 9, 2024, October 8, 2024, November 8, 2024, December 9, 2024, January 8, 2025, February 10, 2025, March 10, 2025, April 8, 2025, May 8, 2025, June 9, 2025, July 8, 2025, August 8, 2025, September 8, 2025, October 8, 2025, November 10, 2025, December 8, 2025, January 8, 2026, February 9, 2026, March 9, 2026, April 8, 2026, May 8, 2026, June 8, 2026, July 8, 2026, August 10, 2026, September 8, 2026, October 8, 2026, November 9, 2026, December 8, 2026 and January 8, 2027 (the “final valuation date”), each subject to postponement if such date is not a scheduled trading day or certain market disruption events occur

Maturity date:	Unless earlier redeemed, January 13, 2027
Contingent coupon payment dates:	The third business day after each valuation date, except that the contingent coupon payment date following the final valuation date will be the maturity date
Contingent coupon:
On each contingent coupon payment date, unless previously redeemed, the securities will pay a contingent coupon equal to 1.3083% of the stated principal amount of the securities (equivalent to a contingent coupon rate of approximately 15.70% per annum) if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date.

Payment at maturity:
If the securities are not redeemed prior to maturity, you will receive at maturity for each security you then hold (in addition to the final contingent coupon payment, if applicable):
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If the final underlying value of the worst performing underlying on the final valuation date is greater than or equal to its final barrier value:
$1,000
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If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value:
$1,000 + ($1,000 × the underlying return of the worst performing underlying on the final valuation date)
If the securities are not redeemed prior to maturity and the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity, and you will not receive any contingent coupon payment at maturity.

Listing:	The securities will not be listed on any securities exchange
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer(3)
Per security:	$1,000.00	$6.50	$993.50
Total:	$960,000.00	$6,240.00	$953,760.00
(Key Terms continued on next page)
(1) On the date of this pricing supplement, the estimated value of the securities is $973.30 per security, which is less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.
(2) CGMI will receive an underwriting fee of up to $6.50 for each security sold in this offering. The total underwriting fee and proceeds to issuer in the table above give effect to the actual total underwriting fee. For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.
(3) The per security proceeds to issuer indicated above represent the minimum per security proceeds to issuer for any security, assuming the maximum per security underwriting fee. As noted above, the underwriting fee is variable.
Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-6.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are truthful or complete. Any representation to the contrary is a criminal offense.
You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, which can be accessed via the hyperlinks below:
Product Supplement No. EA-04-10 dated March 7, 2023         Underlying Supplement No. 11 dated March 7, 2023
Prospectus Supplement and Prospectus each dated March 7, 2023
The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.

KEY TERMS (continued)
Redemption:
We may call the securities, in whole and not in part, for mandatory redemption on any potential redemption date upon not less than three business days’ notice. Following an exercise of our call right, you will receive for each security you then hold an amount in cash equal to $1,000 plus the related contingent coupon payment, if any.

Potential redemption dates:
The contingent coupon payment dates related to the valuation dates scheduled to occur on April 8, 2024, May 8, 2024, June 10, 2024, July 8, 2024, August 8, 2024, September 9, 2024, October 8, 2024, November 8, 2024, December 9, 2024, January 8, 2025, February 10, 2025, March 10, 2025, April 8, 2025, May 8, 2025, June 9, 2025, July 8, 2025, August 8, 2025, September 8, 2025, October 8, 2025, November 10, 2025, December 8, 2025, January 8, 2026, February 9, 2026, March 9, 2026, April 8, 2026, May 8, 2026, June 8, 2026, July 8, 2026, August 10, 2026, September 8, 2026, October 8, 2026, November 9, 2026 and December 8, 2026

Final underlying value:	For each underlying, its closing value on the final valuation date
Worst performing underlying:	For any valuation date, the underlying with the lowest underlying return determined as of that valuation date
Underlying return:	For each underlying on any valuation date, (i) its closing value on that valuation date minus its initial underlying value, divided by (ii) its initial underlying value
CUSIP / ISIN:	17291TQ92 / US17291TQ929
PS-2

Citigroup Global Markets Holdings Inc.

Additional Information
General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, the accompanying product supplement contains important information about how the closing value of each underlying will be determined and about adjustments that may be made to the terms of the securities upon the occurrence of market disruption events and other specified events with respect to each underlying. The accompanying underlying supplement contains information about each underlying that is not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement in connection with your investment in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.
Closing Value. The “closing value” of each underlying on any date is the closing price of its underlying shares on such date, as provided in the accompanying product supplement. The “underlying shares” of the underlyings are their respective shares that are traded on a U.S. national securities exchange. Please see the accompanying product supplement for more information.
PS-3

Citigroup Global Markets Holdings Inc.

Hypothetical Examples
The examples in the first section below illustrate how to determine whether a contingent coupon will be paid following a valuation date. The examples in the second section below illustrate how to determine the payment at maturity on the securities, assuming the securities are not redeemed prior to maturity. The examples are solely for illustrative purposes, do not show all possible outcomes and are not a prediction of any payment that may be made on the securities.
The examples below are based on the following hypothetical values and do not reflect the actual initial underlying values, coupon barrier values or final barrier values of the underlyings. For the actual initial underlying value, coupon barrier value and final barrier value of each underlying, see the cover page of this pricing supplement. We have used these hypothetical values, rather than the actual values, to simplify the calculations and aid understanding of how the securities work. However, you should understand that the actual payments on the securities will be calculated based on the actual initial underlying value, coupon barrier value and final barrier value of each underlying, and not the hypothetical values indicated below. For ease of analysis, figures below have been rounded.
Underlying	Hypothetical initial underlying value	Hypothetical coupon barrier value	Hypothetical final barrier value
SPDR® S&P® Biotech ETF	$100.00	$70.00 (70.00% of its hypothetical initial underlying value)	$50.00 (50.00% of its hypothetical initial underlying value)
Technology Select Sector SPDR® Fund	$100.00	$70.00 (70.00% of its hypothetical initial underlying value)	$50.00 (50.00% of its hypothetical initial underlying value)
VanEck Vectors® Gold Miners ETF	$100.00	$70.00 (70.00% of its hypothetical initial underlying value)	$50.00 (50.00% of its hypothetical initial underlying value)
Hypothetical Examples of Contingent Coupon Payments Following a Valuation Date
The three hypothetical examples below illustrate how to determine whether a contingent coupon will be paid following a hypothetical valuation date, assuming that the closing values of the underlyings on the hypothetical valuation date are as indicated below.
	Hypothetical closing value of the SPDR® S&P® Biotech ETF on hypothetical valuation date	Hypothetical closing value of the Technology Select Sector SPDR® Fund on hypothetical valuation date	Hypothetical closing value of the VanEck Vectors® Gold Miners ETF on hypothetical valuation date	Hypothetical payment per $1,000.00 security on related contingent coupon payment date
Example 1	$120 (underlying return = ($120 - $100) / $100 = 20%)	$85 (underlying return = ($85 - $100) / $100 = -15%)	$100 (underlying return = ($100 - $100) / $100 = 0%)	$13.083 (contingent coupon is paid)
Example 2	$45 (underlying return = ($45 - $100) / $100 = -55%)	$120 (underlying return = ($120 - $100) / $100 = 20%)	$140 (underlying return = ($140 - $100) / $100 = 40%)	$0.00 (no contingent coupon)
Example 3	$30 (underlying return = ($30 - $100) / $100 = -70%)	$40 (underlying return = ($40 - $100) / $100 = -60%)	$10 (underlying return = ($10 - $100) / $100 = -90%)	$0.00 (no contingent coupon)
Example 1: On the hypothetical valuation date, the Technology Select Sector SPDR® Fund has the lowest underlying return and, therefore, is the worst performing underlying on the hypothetical valuation date. In this scenario, the closing value of the worst performing underlying on the hypothetical valuation date is greater than its coupon barrier value. As a result, investors in the securities would receive the contingent coupon payment on the related contingent coupon payment date.
Example 2: On the hypothetical valuation date, the SPDR® S&P® Biotech ETF has the lowest underlying return and, therefore, is the worst performing underlying on the hypothetical valuation date. In this scenario, the closing value of the worst performing underlying on the hypothetical valuation date is less than its coupon barrier value. As a result, investors would not receive any payment on the related contingent coupon payment date.
Investors in the securities will not receive a contingent coupon on the contingent coupon payment date following a valuation date if the closing value of the worst performing underlying on that valuation date is less than its coupon barrier value. Whether a contingent coupon is paid following a valuation date depends solely on the closing value of the worst performing underlying on that valuation date.
Example 3: On the hypothetical valuation date, the VanEck Vectors® Gold Miners ETF has the lowest underlying return and, therefore, is the worst performing underlying on the hypothetical valuation date. In this scenario, the closing value of the worst performing underlying on the hypothetical valuation date is less than its coupon barrier value. As a result, investors would not receive any payment on the related contingent coupon payment date.
PS-4

Citigroup Global Markets Holdings Inc.

Hypothetical Examples of the Payment at Maturity on the Securities
The next four hypothetical examples illustrate the calculation of the payment at maturity on the securities, assuming that the securities have not been earlier redeemed and that the final underlying values of the underlyings are as indicated below.
	Hypothetical final underlying value of the SPDR® S&P® Biotech ETF	Hypothetical final underlying value of the Technology Select Sector SPDR® Fund	Hypothetical final underlying value of the VanEck Vectors® Gold Miners ETF	Hypothetical payment at maturity per $1,000.00 security
Example 4	$110 (underlying return = ($110 - $100) / $100 = 10%)	$120 (underlying return = ($120 - $100) / $100 = 20%)	$130 (underlying return = ($130 - $100) / $100 = 30%)	$1,013.083 (contingent coupon is paid)
Example 5	$130 (underlying return = ($130 - $100) / $100 = 30%)	$60 (underlying return = ($60 - $100) / $100 = -40%)	$150 (underlying return = ($150 - $100) / $100 = 50%)	$1,000.00
Example 6	$110 (underlying return = ($110 - $100) / $100 = 10%)	$110 (underlying return = ($110 - $100) / $100 = 10%)	$40 (underlying return = ($40 - $100) / $100 = -60%)	$400.00
Example 7	$20 (underlying return = ($20 - $100) / $100 = -80%)	$75 (underlying return = ($75 - $100) / $100 = -25%)	$80 (underlying return = ($80 - $100) / $100 = -20%)	$200.00
Example 4: On the final valuation date, the SPDR® S&P® Biotech ETF has the lowest underlying return and, therefore, is the worst performing underlying on the final valuation date. In this scenario, the final underlying value of the worst performing underlying on the final valuation date is greater than its final barrier value and its coupon barrier value. Accordingly, at maturity, you would receive the stated principal amount of the securities plus the contingent coupon payment due at maturity, but you would not participate in the appreciation of any of the underlyings.
Example 5: On the final valuation date, the Technology Select Sector SPDR® Fund has the lowest underlying return and, therefore, is the worst performing underlying on the final valuation date. In this scenario, the final underlying value of the worst performing underlying on the final valuation date is less than its coupon barrier value but greater than its final barrier value. Accordingly, at maturity, you would receive the stated principal amount of the securities, but would not receive any contingent coupon payment at maturity.
Example 6: On the final valuation date, the VanEck Vectors® Gold Miners ETF has the lowest underlying return and, therefore, is the worst performing underlying on the final valuation date. In this scenario, the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value. Accordingly, at maturity, you would receive a payment per security calculated as follows:
Payment at maturity = $1,000.00 + ($1,000.00 × the underlying return of the worst performing underlying on the final valuation date)
= $1,000.00 + ($1,000.00 × -60.00%)
= $1,000.00 + -$600.00
= $400.00
In this scenario, because the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you would lose a significant portion of your investment in the securities. In addition, because the final underlying value of the worst performing underlying on the final valuation date is below its coupon barrier value, you would not receive any contingent coupon payment at maturity.
Example 7: On the final valuation date, the SPDR® S&P® Biotech ETF has the lowest underlying return and, therefore, is the worst performing underlying on the final valuation date. In this scenario, the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value. Accordingly, at maturity, you would receive a payment per security calculated as follows:
Payment at maturity = $1,000.00 + ($1,000.00 × the underlying return of the worst performing underlying on the final valuation date)
= $1,000.00 + ($1,000.00 × -80.00%)
= $1,000.00 + -$800.00
= $200.00
In this scenario, because the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you would lose a significant portion of your investment in the securities. In addition, because the final underlying value of the worst performing underlying on the final valuation date is below its coupon barrier value, you would not receive any contingent coupon payment at maturity.
It is possible that the closing value of the worst performing underlying will be less than its coupon barrier value on each valuation date and less than its final barrier value on the final valuation date, such that you will not receive any contingent coupon payments over the term of the securities and will receive significantly less than the stated principal amount of your securities, and possibly nothing, at maturity.
PS-5

Citigroup Global Markets Holdings Inc.

Summary Risk Factors
An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each underlying. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.
The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-7 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.
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You may lose a significant portion or all of your investment. Unlike conventional debt securities, the securities do not provide for the repayment of the stated principal amount at maturity in all circumstances. If the securities are not redeemed prior to maturity, your payment at maturity will depend on the final underlying value of the worst performing underlying on the final valuation date. If the final underlying value of the worst performing underlying on the final valuation date is less than its final barrier value, you will lose 1% of the stated principal amount of your securities for every 1% by which the worst performing underlying on the final valuation date has declined from its initial underlying value. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

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You will not receive any contingent coupon on the contingent coupon payment date following any valuation date on which the closing value of the worst performing underlying on that valuation date is less than its coupon barrier value. A contingent coupon payment will be made on a contingent coupon payment date if and only if the closing value of the worst performing underlying on the immediately preceding valuation date is greater than or equal to its coupon barrier value. If the closing value of the worst performing underlying on any valuation date is less than its coupon barrier value, you will not receive any contingent coupon payment on the immediately following contingent coupon payment date. If the closing value of the worst performing underlying on each valuation date is below its coupon barrier value, you will not receive any contingent coupon payments over the term of the securities.

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Higher contingent coupon rates are associated with greater risk. The securities offer contingent coupon payments at an annualized rate that, if all are paid, would produce a yield that is generally higher than the yield on our conventional debt securities of the same maturity. This higher potential yield is associated with greater levels of expected risk as of the pricing date for the securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that the value of what you receive at maturity may be significantly less than the stated principal amount of your securities and may be zero. The volatility of, and correlation between, the closing values of the underlyings are important factors affecting these risks. Greater expected volatility of, and lower expected correlation between, the closing values of the underlyings as of the pricing date may result in a higher contingent coupon rate, but would also represent a greater expected likelihood as of the pricing date that the closing value of the worst performing underlying on one or more valuation dates will be less than its coupon barrier value, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that the final underlying value of the worst performing underlying on the final valuation date will be less than its final barrier value, such that you will not be repaid the stated principal amount of your securities at maturity.

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The securities are subject to heightened risk because they have multiple underlyings. The securities are more risky than similar investments that may be available with only one underlying. With multiple underlyings, there is a greater chance that any one underlying will perform poorly, adversely affecting your return on the securities.

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The securities are subject to the risks of each of the underlyings and will be negatively affected if any one underlying performs poorly. You are subject to risks associated with each of the underlyings. If any one underlying performs poorly, you will be negatively affected. The securities are not linked to a basket composed of the underlyings, where the blended performance of the underlyings would be better than the performance of the worst performing underlying alone. Instead, you are subject to the full risks of whichever of the underlyings is the worst performing underlying.

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You will not benefit in any way from the performance of any better performing underlying. The return on the securities depends solely on the performance of the worst performing underlying, and you will not benefit in any way from the performance of any better performing underlying.

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You will be subject to risks relating to the relationship between the underlyings. It is preferable from your perspective for the underlyings to be correlated with each other, in the sense that their closing values tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlyings will not exhibit this relationship. The less correlated the underlyings, the more likely it is that any one of the underlyings will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlyings to perform poorly. It is impossible to predict what the relationship between the underlyings will be over the term of the securities. The underlyings differ in significant ways and, therefore, may not be correlated with each other.

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You may not be adequately compensated for assuming the downside risk of the worst performing underlying. The potential contingent coupon payments on the securities are the compensation you receive for assuming the downside risk of the worst performing underlying, as well as all the other risks of the securities. That compensation is effectively “at risk” and may, therefore, be less than you currently anticipate. First, the actual yield you realize on the securities could be lower than you anticipate because the coupon is “contingent” and you may not receive a contingent coupon payment on one or more, or any, of the contingent coupon payment dates.

PS-6

Citigroup Global Markets Holdings Inc.

Second, the contingent coupon payments are the compensation you receive not only for the downside risk of the worst performing underlying, but also for all of the other risks of the securities, including the risk that the securities may be redeemed prior to maturity, interest rate risk and our and Citigroup Inc.’s credit risk. If those other risks increase or are otherwise greater than you currently anticipate, the contingent coupon payments may turn out to be inadequate to compensate you for all the risks of the securities, including the downside risk of the worst performing underlying.
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We may redeem the securities at our option, which will limit your ability to receive the contingent coupon payments. We may redeem the securities on any potential redemption date. In the event that we redeem the securities, you will receive the stated principal amount of your securities and the related contingent coupon payment, if any. Thus, the term of the securities may be limited. If we redeem the securities prior to maturity, you will not receive any additional contingent coupon payments. Moreover, you may not be able to reinvest your funds in another investment that provides a similar yield with a similar level of risk. If we redeem the securities prior to maturity, it is likely to be at a time when the underlyings are performing in a manner that would otherwise have been favorable to you. By contrast, if the underlyings are performing unfavorably from your perspective, we are less likely to redeem the securities. If we redeem the securities, we will do so at a time that is advantageous to us and without regard to your interests.

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The securities offer downside exposure to the worst performing underlying, but no upside exposure to any underlying. You will not participate in any appreciation in the value of any underlying over the term of the securities. Consequently, your return on the securities will be limited to the contingent coupon payments you receive, if any, and may be significantly less than the return on any underlying over the term of the securities. In addition, as an investor in the securities, you will not receive any dividends or other distributions or have any other rights with respect to any of the underlyings.

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The performance of the securities will depend on the closing values of the underlyings solely on the valuation dates, which makes the securities particularly sensitive to volatility in the closing values of the underlyings on or near the valuation dates. Whether the contingent coupon will be paid on any given contingent coupon payment date will depend on the closing values of the underlyings solely on the applicable valuation dates, regardless of the closing values of the underlyings on other days during the term of the securities. If the securities are not redeemed prior to maturity, what you receive at maturity will depend solely on the closing value of the worst performing underlying on the final valuation date, and not on any other day during the term of the securities. Because the performance of the securities depends on the closing values of the underlyings on a limited number of dates, the securities will be particularly sensitive to volatility in the closing values of the underlyings on or near the valuation dates. You should understand that the closing value of each underlying has historically been highly volatile.

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The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

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The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

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The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, is less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) any selling concessions or other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

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The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

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The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather

PS-7

Citigroup Global Markets Holdings Inc.

than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest rate that is payable on the securities.
Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.
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The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

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The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the closing values of the underlyings, the volatility of, and correlation between, the closing values of the underlyings, dividend yields on the underlyings, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate, among other factors described under “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The value of your securities prior to maturity will fluctuate based on many unpredictable factors” in the accompanying product supplement. Changes in the closing values of the underlyings may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

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Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

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The VanEck Vectors® Gold Miners ETF is subject to risks associated with non-U.S. markets. Investments linked to the value of non-U.S. stocks involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the SEC. Further, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements and securities trading rules that are different from those applicable to U.S. reporting companies. The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

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Fluctuations in exchange rates will affect the closing value of the VanEck Vectors® Gold Miners ETF. Because the VanEck Vectors® Gold Miners ETF includes stocks that trade outside the United States and the closing value of the VanEck Vectors® Gold Miners ETF is based on the U.S. dollar value of those stocks, the VanEck Vectors® Gold Miners ETF is subject to currency exchange rate risk with respect to each of the currencies in which such stocks trade. Exchange rate movements may be volatile and may be driven by numerous factors specific to the relevant countries, including the supply of, and the demand for, the applicable currencies, as well as government policy and intervention and macroeconomic factors. Exchange rate movements may also be influenced significantly by speculative trading. In general, if the U.S. dollar strengthens against the currencies in which the stocks included in the VanEck Vectors® Gold Miners ETF trade, the closing value of the VanEck Vectors® Gold Miners ETF will be adversely affected for that reason alone.

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The SPDR® S&P® Biotech ETF is subject to risks associated with investing in the biotechnology sector. The stocks held by the SPDR® S&P® Biotech ETF are generally concentrated in the biotechnology industry. Companies within the biotech industry invest heavily in research and development which may not necessarily lead to commercially successful products. This industry is also subject to increased governmental regulation which may delay or inhibit the release of new products. Many biotech companies are dependent upon their ability to use and enforce intellectual property rights and patents. Any impairment of such rights may have adverse financial consequences. Biotech stocks, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Biotech companies can be significantly affected by technological change and obsolescence, product liability lawsuits and consequential high insurance costs.

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The SPDR® S&P® Biotech ETF is subject to risks associated with the health care sector. Companies in the health care sector are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure (including price discounting), limited product lines and an increased emphasis on the delivery of healthcare through outpatient services. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of the companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other

PS-8

Citigroup Global Markets Holdings Inc.

market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market.
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The index tracked by the Technology Select Sector SPDR® Fund underwent a significant change in September 2018 and, as a result, the index tracked by the Technology Select Sector SPDR® Fund will differ in important ways from the index tracked by the Technology Select Sector SPDR® Fund in the past. The Technology Select Sector SPDR® Fund seeks to track the Technology Select Sector Index. S&P Dow Jones Indices LLC announced that, in September 2018 (the “rebalance date”), the Technology Select Sector Index would be reconstituted by eliminating the stocks of the telecommunication services industry group, the internet software & services sub-industry, the home entertainment software sub-industry and companies operating online marketplaces for consumer products and services (“communication services stocks”). The Technology Select Sector SPDR® Fund implemented corresponding changes to its portfolio by divesting communication services stocks representing nearly 25% of the net asset value of the Technology Select Sector SPDR® Fund. As a result, the Technology Select Sector SPDR® Fund no longer holds any communication services stocks. Consequently, the Technology Select Sector SPDR® Fund is less diversified and is more concentrated in the information technology sector than it was before this change to its portfolio.

After the rebalance date, the Technology Select Sector SPDR® Fund tracks a portfolio of stocks that differs meaningfully from the portfolio that it tracked prior to the rebalance date. When evaluating the historical performance of the Technology Select Sector SPDR® Fund contained in this pricing supplement, you should bear in mind that the index tracked by the Technology Select Sector SPDR® Fund included a different composition of stocks during the historical period shown than it will include going forward. The historical performance of the Technology Select Sector SPDR® Fund might have been meaningfully different had the index tracked by the Technology Select Sector SPDR® Fund included during the historical period the same composition of stocks as it includes after the rebalance date.
The changes to the Technology Select Sector SPDR® Fund described above represent a significant change in the nature of the Technology Select Sector SPDR® Fund. We cannot predict what effect these changes may have on the performance of the Technology Select Sector SPDR® Fund. It is possible that these changes could adversely affect the performance of the Technology Select Sector SPDR® Fund and, in turn, your return on the securities.
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The Technology Select Sector SPDR® Fund is subject to risks associated with the technology sector. All or substantially all of the equity securities held by the Technology Select Sector SPDR® Fund are issued by companies whose primary line of business is directly associated with the technology sector, including the following industries: technology hardware, storage, and peripherals; software; communications equipment; semiconductors and semiconductor equipment; IT services; and electronic equipment, instruments and components. The Technology Select Sector SPDR® Fund is concentrated in the technology sector, which means the Technology Select Sector SPDR® Fund will be more affected by the performance of the technology sector than a fund or index that was more diversified.

Market or economic factors impacting technology companies and companies that rely heavily on technology advances could have a major effect on the value of the Technology Select Sector SPDR® Fund. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from foreign competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel.
The factors described above affect the technology sector generally and could affect the value of the securities held by the Technology Select Sector SPDR® Fund and thus the value of the Technology Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of your securities.
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The VanEck Vectors® Gold Miners ETF is subject to risks associated with the gold and silver mining industries. The equity securities included in the NYSE Arca Gold Miners Index and that are generally tracked by the VanEck Vectors® Gold Miners ETF are common stocks and American depositary receipts (“ADRs”) of companies primarily engaged in mining for gold and silver. The shares of the VanEck Vectors® Gold Miners ETF may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector.

Because the VanEck Vectors® Gold Miners ETF invests primarily in common stocks and ADRs of companies that are involved in the gold mining industries, the underlying shares of the VanEck Vectors® Gold Miners ETF are subject to certain risks associated with such companies. Competitive pressures may have a significant effect on the financial condition of such companies in the gold mining industry. Also, gold mining companies are highly dependent on the price of gold. The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors, such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors, such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has recently been, and may continue to be, extremely volatile.
The VanEck Vectors® Gold Miners ETF invests, to a lesser extent, in common stocks and ADRs of companies involved in the silver mining industry. Silver mining companies are highly dependent on the price of silver. The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general
PS-9

Citigroup Global Markets Holdings Inc.

economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, jewelry and silverware.
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Our offering of the securities is not a recommendation of any underlying. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlyings is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the underlyings or in instruments related to the underlyings, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlyings. These and other activities of our affiliates may affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities.

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The closing value of an underlying may be adversely affected by our or our affiliates’ hedging and other trading activities. We have hedged our obligations under the securities through CGMI or other of our affiliates, who have taken positions in the underlyings or in financial instruments related to the underlyings and may adjust such positions during the term of the securities. Our affiliates also take positions in the underlyings or in financial instruments related to the underlyings on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the closing values of the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

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We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates engage in business activities with a wide range of companies. These activities include extending loans, making and facilitating investments, underwriting securities offerings and providing advisory services. These activities could involve or affect the underlyings in a way that negatively affects the value of and your return on the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines. In addition, in the course of this business, we or our affiliates may acquire non-public information, which will not be disclosed to you.

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The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur during the term of the securities, such as market disruption events and other events with respect to an underlying, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your return on the securities. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities. See “Risk Factors Relating to the Securities—Risk Factors Relating to All Securities—The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities” in the accompanying product supplement.

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Even if an underlying pays a dividend that it identifies as special or extraordinary, no adjustment will be required under the securities for that dividend unless it meets the criteria specified in the accompanying product supplement. In general, an adjustment will not be made under the terms of the securities for any cash dividend paid by an underlying unless the amount of the dividend per share, together with any other dividends paid in the same quarter, exceeds the dividend paid per share in the most recent quarter by an amount equal to at least 10% of the closing value of that underlying on the date of declaration of the dividend. Any dividend will reduce the closing value of the underlying by the amount of the dividend per share. If an underlying pays any dividend for which an adjustment is not made under the terms of the securities, holders of the securities will be adversely affected. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF—Dilution and Reorganization Adjustments—Certain Extraordinary Cash Dividends” in the accompanying product supplement.

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The securities will not be adjusted for all events that may have a dilutive effect on or otherwise adversely affect the closing value of an underlying. For example, we will not make any adjustment for ordinary dividends or extraordinary dividends that do not meet the criteria described above, partial tender offers or additional underlying share issuances. Moreover, the adjustments we do make may not fully offset the dilutive or adverse effect of the particular event. Investors in the securities may be adversely affected by such an event in a circumstance in which a direct holder of the underlying shares of an underlying would not.

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The securities may become linked to an underlying other than an original underlying upon the occurrence of a reorganization event or upon the delisting of the underlying shares of that original underlying. For example, if an underlying enters into a merger agreement that provides for holders of its underlying shares to receive shares of another entity and such shares are marketable securities, the closing value of that underlying following consummation of the merger will be based on the value of such other shares. Additionally, if the underlying shares of an underlying are delisted, the calculation agent may select a successor underlying. See “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Company or an Underlying ETF” in the accompanying product supplement.

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The value and performance of the underlying shares of an underlying may not completely track the performance of the underlying index that the underlying seeks to track or the net asset value per share of the underlying. Each underlying does not fully replicate the underlying index that it seeks to track and may hold securities different from those included in its underlying index. In addition, the performance of an underlying will reflect additional transaction costs and fees that are not included in the calculation of its underlying index. All of these factors may lead to a lack of correlation between the performance of an underlying and its underlying index. In addition, corporate actions with respect to the equity securities held by an underlying (such as mergers and spin-offs) may impact the variance between the performance of an underlying and its underlying index. Finally, because the underlying shares are traded on an

PS-10

Citigroup Global Markets Holdings Inc.

exchange and are subject to market supply and investor demand, the closing value of an underlying may differ from the net asset value per share of an underlying.
During periods of market volatility, securities included in an underlying’s underlying index may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of an underlying and the liquidity of an underlying may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of an underlying. Further, market volatility may adversely affect, sometimes materially, the price at which market participants are willing to buy and sell the underlying shares. As a result, under these circumstances, the closing value of an underlying may vary substantially from the net asset value per share of an underlying. For all of the foregoing reasons, the performance of an underlying may not correlate with the performance of its underlying index and/or its net asset value per share, which could materially and adversely affect the value of the securities and/or reduce your return on the securities.
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Changes that affect the underlyings may affect the value of your securities. The sponsors of the underlyings may at any time make methodological changes or other changes in the manner in which they operate that could affect the values of the underlyings. We are not affiliated with any such underlying sponsor and, accordingly, we have no control over any changes any such sponsor may make. Such changes could adversely affect the performance of the underlyings and the value of and your return on the securities.

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The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in “United States Federal Tax Considerations” below. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the securities, possibly retroactively.

Non-U.S. investors should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. investor, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.
You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
PS-11

Citigroup Global Markets Holdings Inc.

Information About the SPDR® S&P® Biotech ETF
The SPDR® S&P® Biotech ETF is an exchange-traded fund that seeks to provide investment results that, before fees and expenses, correspond generally to the total return performance of the S&P® Biotechnology Select Industry Index. The SPDR® S&P® Biotech ETF is managed by SSGA Funds Management, Inc. (“SSGA FM”), an investment advisor to the SPDR® S&P® Biotech ETF, and the SPDR® Series Trust, a registered investment company. The Select Sector SPDR® Trust consists of numerous separate investment portfolios, including the SPDR® S&P® Biotech ETF.
Information provided to or filed with the SEC by the SPDR® Series Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57793 and 811-08839, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the SPDR® S&P® Biotech ETF trade on the NYSE Arca under the ticker symbol “XBI.”
Please refer to the section “Fund Descriptions— The SPDR® S&P® Industry ETFs” in the accompanying underlying supplement for additional information.
We have derived all information regarding the SPDR® S&P® Biotech ETF from publicly available information and have not independently verified any information regarding the SPDR® S&P® Biotech ETF. This pricing supplement relates only to the securities and not to the SPDR® S&P® Biotech ETF. We make no representation as to the performance of the SPDR® S&P® Biotech ETF over the term of the securities.
The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the SPDR® S&P® Biotech ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.
Historical Information
The closing value of the SPDR® S&P® Biotech ETF on January 8, 2024 was $93.42.
The graph below shows the closing value of the SPDR® S&P® Biotech ETF for each day such value was available from January 2, 2014 to January 8, 2024. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.
SPDR® S&P® Biotech ETF – Historical Closing Values January 2, 2014 to January 8, 2024

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PS-12

Citigroup Global Markets Holdings Inc.

Information About the Technology Select Sector SPDR® Fund
The Technology Select Sector SPDR® Fund is an exchange-traded fund that seeks to provide investment results that, before expenses, correspond generally to the performance of publicly traded equity securities of companies in the Technology Select Sector Index. The Technology Select Sector Index is intended to provide an indication of the pattern of common stock price movements of companies that are components of the S&P 500® Index and whose primary line of business is directly associated with the information technology sector. The Technology Select Sector Index includes companies in the following six industries: (i) technology hardware, storage, and peripherals, (ii) software, (iii) communications equipment, (iv) semiconductors and semiconductor equipment, (v) IT services and (vi) electronic equipment, instruments and components. Prior to September 2018, the Technology Select Sector Index also included companies in the communication services sector in the following three industries: (i) media, (ii) entertainment, (iii) and interactive media & services. The Technology Select Sector SPDR® Fund is managed by the Select Sector SPDR® Trust, a registered investment company. The Select Sector SPDR® Trust consists of numerous separate investment portfolios, including the Technology Select Sector SPDR® Fund.
Information provided to or filed with the SEC by the Select Sector SPDR® Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-57791 and 811-08837, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the Technology Select Sector SPDR® Fund trade on the NYSE Arca under the ticker symbol “XLK.”
Please refer to the section “Fund Descriptions— The Select Sector SPDR® Funds” in the accompanying underlying supplement for additional information.
We have derived all information regarding the Technology Select Sector SPDR® Fund from publicly available information and have not independently verified any information regarding the Technology Select Sector SPDR® Fund. This pricing supplement relates only to the securities and not to the Technology Select Sector SPDR® Fund. We make no representation as to the performance of the Technology Select Sector SPDR® Fund over the term of the securities.
The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the Technology Select Sector SPDR® Fund is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.
PS-13

Citigroup Global Markets Holdings Inc.

Historical Information
The closing value of the Technology Select Sector SPDR® Fund on January 8, 2024 was $188.74.
The graph below shows the closing value of the Technology Select Sector SPDR® Fund for each day such value was available from January 2, 2014 to January 8, 2024. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.
When evaluating the historical performance of the shares of the Technology Select Sector SPDR® Fund contained below, you should bear in mind that the index tracked by the Technology Select Sector SPDR® Fund included a different composition of stocks prior to September 2018 than it includes after that date, as described under “Summary Risk Factors—The index tracked by the Technology Select Sector SPDR® Fund underwent a significant change in September 2018 and, as a result, the index tracked by the Technology Select Sector SPDR® Fund will differ in important ways from the index tracked by the Technology Select Sector SPDR® Fund in the past.” The historical performance of the shares of the Technology Select Sector SPDR® Fund might have been meaningfully different had the index included, during the period prior to September 2018, the same composition of stocks as it includes after that date.
Technology Select Sector SPDR® Fund – Historical Closing Values January 2, 2014 to January 8, 2024

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PS-14

Citigroup Global Markets Holdings Inc.

Information About the VanEck Vectors® Gold Miners ETF
The VanEck Vectors® Gold Miners ETF is an exchange-traded fund that seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities involved primarily in the mining of gold or silver, as measured by the NYSE Arca Gold Miners Index. The NYSE Arca Gold Miners Index is a modified market capitalization weighted index composed of publicly traded companies involved primarily in the mining of gold or silver. The VanEck Vectors® Gold Miners ETF is an investment portfolio of VanEck Vectors® ETF Trust.
Information provided to or filed with the SEC by VanEck Vectors ETF Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file numbers 333-123257 and 811-10325, respectively, through the SEC’s website at http://www.sec.gov. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. The underlying shares of the VanEck Vectors® Gold Miners ETF trade on the NYSE Arca under the ticker symbol “GDX.”
Please refer to the section “Fund Descriptions— The VanEck Vectors® ETFs” in the accompanying underlying supplement for additional information.
We have derived all information regarding the VanEck Vectors® Gold Miners ETF from publicly available information and have not independently verified any information regarding the VanEck Vectors® Gold Miners ETF. This pricing supplement relates only to the securities and not to the VanEck Vectors® Gold Miners ETF. We make no representation as to the performance of the VanEck Vectors® Gold Miners ETF over the term of the securities.
The securities represent obligations of Citigroup Global Markets Holdings Inc. (guaranteed by Citigroup Inc.) only. The sponsor of the VanEck Vectors® Gold Miners ETF is not involved in any way in this offering and has no obligation relating to the securities or to holders of the securities.
Historical Information
The closing value of the VanEck Vectors® Gold Miners ETF on January 8, 2024 was $29.70.
The graph below shows the closing value of the VanEck Vectors® Gold Miners ETF for each day such value was available from January 2, 2014 to January 8, 2024. We obtained the closing values from Bloomberg L.P., without independent verification. You should not take historical closing values as an indication of future performance.
VanEck Vectors® Gold Miners ETF – Historical Closing Values January 2, 2014 to January 8, 2024

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PS-15

Citigroup Global Markets Holdings Inc.

United States Federal Tax Considerations
You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.
Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal tax consequences of an investment in the securities. In connection with any information reporting requirements we may have in respect of the securities under applicable law, we intend (in the absence of an administrative determination or judicial ruling to the contrary) to treat the securities for U.S. federal income tax purposes as prepaid forward contracts with associated coupon payments that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.
Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:
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Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

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Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. For this purpose, the amount realized does not include any coupon paid on retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding possible alternative tax treatments of the securities and potential changes in applicable law.
Withholding Tax on Non-U.S. Holders. Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to Non-U.S. Holders (as defined in the accompanying product supplement), generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.
As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations. However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2025 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be subject to withholding tax under Section 871(m).
A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.
We will not be required to pay any additional amounts with respect to amounts withheld.
You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.
You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Supplemental Plan of Distribution
CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of up to $6.50 for each security sold in this offering. The actual underwriting fee will be equal to the selling concession provided to selected dealers, as described in this paragraph. From this underwriting fee, CGMI will pay selected dealers not affiliated with CGMI a variable selling concession of up to $6.50 for each security they sell. For the avoidance of doubt, any fees or selling concessions described in this pricing supplement will not be rebated if we redeem the securities prior to maturity.
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See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.
Valuation of the Securities
CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.
For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time.  See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”
Validity of the Securities
In the opinion of Davis Polk & Wardwell LLP, as special products counsel to Citigroup Global Markets Holdings Inc., when the securities offered by this pricing supplement have been executed and issued by Citigroup Global Markets Holdings Inc. and authenticated by the trustee pursuant to the indenture, and delivered against payment therefor, such securities and the related guarantee of Citigroup Inc. will be valid and binding obligations of Citigroup Global Markets Holdings Inc. and Citigroup Inc., respectively, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to the application of state securities or Blue Sky laws to the securities.
In giving this opinion, Davis Polk & Wardwell LLP has assumed the legal conclusions expressed in the opinions set forth below of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., and Barbara Politi, Associate General Counsel—Capital Markets of Citigroup Inc. In addition, this opinion is subject to the assumptions set forth in the letter of Davis Polk & Wardwell LLP dated March 7, 2023, which has been filed as an exhibit to a Current Report on Form 8-K filed by Citigroup Inc. on March 8, 2023, that the indenture has been duly authorized, executed and delivered by, and is a valid, binding and enforceable agreement of, the trustee and that none of the terms of the securities nor the issuance and delivery of the securities and the related guarantee, nor the compliance by Citigroup Global Markets Holdings Inc. and Citigroup Inc. with the terms of the securities and the related guarantee respectively, will result in a violation of any provision of any instrument or agreement then binding upon Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable, or any restriction imposed by any court or governmental body having jurisdiction over Citigroup Global Markets Holdings Inc. or Citigroup Inc., as applicable.
In the opinion of Alexia Breuvart, Secretary and General Counsel of Citigroup Global Markets Holdings Inc., (i) the terms of the securities offered by this pricing supplement have been duly established under the indenture and the Board of Directors (or a duly authorized committee thereof) of Citigroup Global Markets Holdings Inc. has duly authorized the issuance and sale of such securities and such authorization has not been modified or rescinded; (ii) Citigroup Global Markets Holdings Inc. is validly existing and in good standing under the laws of the State of New York; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Global Markets Holdings Inc.; and (iv) the execution and delivery of such indenture and of the securities offered by this pricing supplement by Citigroup Global Markets Holdings Inc., and the performance by Citigroup Global Markets Holdings Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other constitutive documents. This opinion is given as of the date of this pricing supplement and is limited to the laws of the State of New York.
Alexia Breuvart, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Global Markets Holdings Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Global Markets Holdings Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.
In the opinion of Barbara Politi, Associate General Counsel—Capital Markets of Citigroup Inc., (i) the Board of Directors (or a duly authorized committee thereof) of Citigroup Inc. has duly authorized the guarantee of such securities by Citigroup Inc. and such authorization has not been modified or rescinded; (ii) Citigroup Inc. is validly existing and in good standing under the laws of the State of Delaware; (iii) the indenture has been duly authorized, executed and delivered by Citigroup Inc.; and (iv) the execution and delivery of such indenture, and the performance by Citigroup Inc. of its obligations thereunder, are within its corporate powers and do not contravene its certificate of incorporation or bylaws or other
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constitutive documents.  This opinion is given as of the date of this pricing supplement and is limited to the General Corporation Law of the State of Delaware.
Barbara Politi, or other internal attorneys with whom she has consulted, has examined and is familiar with originals, or copies certified or otherwise identified to her satisfaction, of such corporate records of Citigroup Inc., certificates or documents as she has deemed appropriate as a basis for the opinions expressed above. In such examination, she or such persons has assumed the legal capacity of all natural persons, the genuineness of all signatures (other than those of officers of Citigroup Inc.), the authenticity of all documents submitted to her or such persons as originals, the conformity to original documents of all documents submitted to her or such persons as certified or photostatic copies and the authenticity of the originals of such copies.
Contact
Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.
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